Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Pineapple Energy Inc. of our report dated March 14, 2022, relating to the consolidated financial statements of Communications Systems, Inc. (n/k/a Pineapple Energy Inc.), appearing in the Annual Report on Form 10-K of Communications Systems, Inc. (n/k/a Pineapple Energy Inc.) for the year ended December 31, 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US LLP

Minneapolis, Minnesota

August 25, 2022